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                                                                   EXHIBIT 10.2

                      NETPARTNERS INTERNET SOLUTIONS, INC.
                             SUBSCRIPTION AGREEMENT

          IMPORTANT: PLEASE READ CAREFULLY BEFORE SIGNING. SIGNIFICANT
                     REPRESENTATIONS ARE CALLED FOR HEREIN.

PERSONAL & CONFIDENTIAL

NetPartners Internet Solutions, Inc.
9210 Sky Park Court
San Diego, CA  92123
Attention:  John Carrington, Chief Executive Officer

Ladies and Gentlemen:

The undersigned subscriber ("Subscriber") hereby makes application to purchase _____________ shares of the Series B Preferred Stock (the "Securities") of NetPartners Internet Solutions, Inc., a Delaware corporation (the "Company") for an aggregate purchase price of $___________ pursuant to the terms of an offering (the "Offering") described in the Company's Private Offering Memorandum, dated February 5, 1999 (the "Memorandum"). The Subscriber hereby acknowledges receipt of a copy of the Memorandum.

The Subscriber understand that the Securities will not be registered under the Securities Act of 1933, as amended (the "Act"), or under the securities laws of any U.S. state or foreign country. The Subscriber also understands that, in order to assure that the sale of the Securities to the Subscriber will be exempt from registration under the Act and applicable U.S. state and foreign securities laws, that the Subscriber must meet certain financial prerequisites and must have such knowledge and experience in financial and business matters so as to be able to evaluate the risks and merits of an investment in the Securities.

The Subscriber acknowledges that no minimum investment is required in order to complete and close the Offering pursuant to the Memorandum.

The Subscriber understands that the information supplied in this letter (sometimes referred to herein as the "Subscription Agreement" or the "Agreement") including but not limited to, the financial data set forth herein will be disclosed to no one other than the officers and directors of the Company and/or its counsel or other professionals associated with the Offering without the Subscriber's consent, or unless it is necessary for the Company to use such information to support the exemption from registration under the Act or applicable U.S. state and foreign securities laws.

Concurrently with the execution of this Agreement, the Company and the Subscriber agree to enter into the Amended and Restated Stockholders' Agreement in substantially the form attached hereto as EXHIBIT A (the "Stockholders' Agreement"), and the Amended and Restated Registration Rights Agreement in substantially the form attached hereto as EXHIBIT B (the "Registration Rights Agreement").


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1. SUBSCRIBER REPRESENTATIONS. As an inducement to the Company to sell
Securities to the Subscriber, and with the knowledge that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings set forth herein in order to determine the suitability of the undersigned to acquire the Securities, the Subscriber hereby agrees, represents and warrants, as of the date of acceptance of the Subscriber's subscription as follows:

     (a) By reason of the Subscriber's knowledge and experience in financial and business matters in general, and investments in particular, the Subscriber is able to evaluate the merits and risks of an investment in the Securities.

     (b) The Subscriber's income and net worth are such that the Subscriber is not now required, and does not contemplate in the future being required, to dispose of any portion of any investment in the Securities to satisfy any existing or contemplated undertaking.

     (c) In evaluating the merits and risks of an investment in the Securities, the Subscriber has relied solely upon the Memorandum and the advice of his, her, or its legal counsel, tax advisors, and/or investment advisors.

     (d) The Subscriber is able to bear the economic risks of an investment in the Securities, including, without limiting the generality of the foregoing, the risk of losing part or all of the Subscriber's investment in the Securities, and the inability to sell or transfer the Securities for an indefinite period of time or at a price which would enable the Subscriber to recoup his, her, or its investment in the Securities.

     (e) The Subscriber's purchase of the Securities is as principal, solely for the Subscriber's own account, for investment, and not with an intent to sell, or for sale in connection with any distribution of the Securities, and no other person has any interest in or right with respect to the Securities, nor has the Subscriber agreed to give any person any such interest or right in the future.

     (f) The Subscriber, unless specified otherwise in an addendum hereto, is an "accredited investor" as that term is defined in Section 501 of Regulation D of the Act. An "accredited investor" includes, among other persons and entities,
(1) a natural person whose net worth, or joint net worth with that person's spouse, exceeds $1,000,000; (2) a natural person who has had income in excess of $200,000 in each of the two most recent years, or, with that person's spouse, in excess of $300,000 in those years, and who expects to have at least that level of income in the current year; (3) a corporation, partnership or similar business entity, not formed for the specific purpose of acquiring the Securities, with total assets in excess of $5,000,000; and (4) any entity in which all of the equity owners are accredited investors.

     (g) If the Subscriber is a corporation, partnership or trust, the person executing this Subscription Agreement on behalf of such entity has all right, power and authority to so execute and deliver this Subscription Agreement on behalf of such entity and that the above representations, warranties, agreements, acknowledgments and understandings shall be deemed


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to have been made on behalf of the person or persons for whose benefit such securities are being acquired.

     (h) The Company has afforded the Subscriber and his, her, or its advisors full and complete access to all information with respect to the Company and its business and financial condition (to the extent that such information was possessed by the Company or could be acquired by the Company without unreasonable effort or expense) that the Subscriber and his, her, or its advisors deemed necessary in order to evaluate the merits and risks of an investment in the Securities. The Subscriber further represents and warrants that, to his, her or its knowledge his, her, or its advisors have received satisfactory and complete information concerning the business and financial condition of the Company in response to all inquiries made by them in respect thereof.

     (i) The offer to sell Securities was directly communicated to the Subscriber, in such a manner that the Subscriber was able to ask questions and receive answers concerning the terms of this transaction and that at no time was the Subscriber presented with or solicited by any leaflet, newspaper or magazine article, radio or television advertisement or any other form of general advertising, or invited to any promotional meeting, otherwise than in connection and concurrently with such communicated offer. No oral representations have been made or oral information furnished to the Subscriber in connection with the placement of Securities which were in any way inconsistent with the Memorandum or its exhibits.

The Subscriber represents and warrants that the information supplied herein is true and correct as of a date immediately prior to the Subscriber's purchase of the Securities. If the Subscriber's circumstances should change, the Subscriber shall immediately notify the Company. The representations and warranties of the Subscriber set forth herein shall survive the sale of the Securities pursuant to this Subscription Agreement.

2. COMPANY REPRESENTATIONS. Except as set forth on a Schedule of Exceptions delivered by the Company to the Subscriber and the other purchasers hereunder (the "Investors") at the Closing specifically identifying the relevant Section hereof, the Company hereby represents and warrants to each Investor as of the date of this Agreement as follows:

     (a) ORGANIZATION, GOOD STANDING AND QUALIFICATION. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has all requisite corporate power and authority to own and operate its properties and assets, to execute and deliver this Agreement, the Registration Rights Agreement, and the Stockholders' Agreement (collectively with the Registration Rights Agreement, the "Related Agreements"), to issue and sell the Securities and to issue the Common Stock issuable upon conversion thereof (the "Conversion Shares"), and to carry and perform its obligations under the terms of this Agreement, the Related Agreements and the Amended and Restated Certificate of Incorporation, in substantially the form attached hereto as EXHIBIT C (the "Restated Certificate") and to carry on its business as presently conducted and as presently proposed to be conducted. The Company is qualified to do business as a foreign corporation in each jurisdiction in which the failure to so qualify would have a material adverse effect on the Company or its business.


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     (b) AUTHORIZATION; BINDING OBLIGATIONS. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement and the Related Agreements, the performance of all obligations of the Company hereunder and thereunder at the Closing and the authorization, sale, issuance (or reserved for issuance) and delivery of the Securities being sold hereunder and the Conversion Shares has been taken or will be taken prior to the Closing. The Agreement and the Related Agreements, when executed and delivered, will constitute valid and binding obligations of the Company enforceable in accordance with their terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights, (b) general principles of equity that restrict the availability of equitable remedies, and (c) to the extent that the enforceability of the indemnification provisions in this Agreement and the Registration Rights Agreement may be limited by applicable laws.

     (c) VALID ISSUANCE OF PREFERRED AND COMMON STOCK. The Series B Preferred that is being purchased by the Investors, when issued, sold, and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid, and nonassessable, and will be free of restrictions on transfer under this Agreement and under applicable state and federal securities laws. The Conversion Shares being purchased under this Agreement have been duly and validly reserved for issuance and, upon issuance in accordance with the terms of the Restated Certificate, will be duly and validly issued, fully paid, and nonassessable and will be free of restrictions on transfer other than restrictions on transfer under this Agreement, the Related Agreements and under applicable state and federal securities laws.

     (d) COMPLIANCE WITH LAWS; PERMITS. To its knowledge, the Company is not in violation of any applicable statute, rule, regulation, order or restriction of any domestic or foreign government or any instrumentality or agency thereof in respect of the conduct of its business or the ownership of its properties which violation would materially and adversely affect the business, assets, liabilities, financial condition or operations of the Company. No governmental orders, permissions, consents, approvals or authorizations are required to be obtained and no registrations or declarations are required to be filed in connection with the execution and delivery of this Agreement and the issuance of the Securities or the Conversion Shares, except such as has been duly and validly obtained or filed, or with respect to any filings that must be made after the Closing, as will be filed in a timely manner. The Company has all franchises, permits, licenses and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which could materially and adversely affect the business, properties, prospects or financial condition of the Company and believes it can obtain, without undue burden or expense, any similar authority for the conduct of its business as planned to be conducted.

     (e) CAPITALIZATION; VOTING RIGHTS. The authorized capital stock of the Company, immediately prior to the Closing, will consist of 18,700,000 shares of Common Stock, (par value $0.01) per share, 7,154,948 shares of which are issued and outstanding and 3,952,259 shares of which are reserved for future issuance to employees pursuant to the Company's 1998 Equity


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Incentive Plan, 7,038,340 shares of Preferred Stock, (par value $0.01) per share, 3,705,000 of which are designated Series A Preferred Stock, 3,703,704 of which are issued and outstanding and 3,333,340 of which are designated Series B Preferred, none of which are issued and outstanding. Other than (i) as set forth on the Schedule of Exceptions, (ii) reserved under the Company's 1998 Equity Incentive Plan, (iii) the conversion privileges of the Preferred Stock, and (iv) except as may be granted pursuant to the Related Agreements, there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal), proxy or stockholder agreements, or agreements of any kind for the purchase or acquisition from the Company of any of its securities. The Company has reserved 4,000,000 shares of Common Stock under its 1998 Equity Incentive Plan. Except as set forth in the Restated Certificate, the Company is not a party or subject to any agreement or understanding, and, to the best of the Company's knowledge, there is no agreement or understanding between any persons that affects or relates to the voting or giving of written consents with respect to any security or the voting by a director of the Company.

     (f) SUBSIDIARIES. The Company does not own or control any equity security or other interest of any other corporation, limited partnership or other business entity. The Company is not a participant in any joint venture, partnership or similar arrangement.

     (g) REGISTRATION RIGHTS AND VOTING RIGHTS.

          (i) Except as provided in the Registration Rights Agreement, the Company is presently not under any obligation and has not granted any rights to register under the Securities Act of 1933, as amended, (the "Securities Act") any of the Company's presently outstanding securities or any of its securities that may hereafter be issued.

          (ii) To the Company's knowledge, except as provided in the Stockholders' Agreement, no stockholder of the Company has entered into any agreement with respect to the voting of equity securities of the Company.

     (h) COMPLIANCE WITH OTHER INSTRUMENTS. The Company is not in violation or default in any material respect of any provision of its Restated Certificate or Bylaws, or in any material respect of any provision of any mortgage, agreement, instrument or contract to which it is party or by which it is bound or, to the best of its knowledge, of any federal or state judgment, order, writ, decree, statute, rule or regulation applicable to the Company. The execution, delivery, and performance of and compliance with this Agreement, and the Related Agreements, and the consummation of the transactions contemplated hereby and thereby, will not result in any such violation or be in material conflict with or constitute, with or without the passage of time or giving of notice, either a material default under any such provision or any event that results in the creation of any material lien, charge, or encumbrance upon any assets of the Company or any suspension, revocation, impairment, forfeiture or nonrenewal of any material permit, license, authorization or approval applicable to the Company, its business or operations or any of its assets or properties.

          (i) LITIGATION. There is no action, suit, proceeding or investigation pending or to the Company's knowledge currently threatened against the Company that questions the validity of


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this Agreement, or the Related Agreements or the right of the Company to enter into any of such agreements, or to consummate the transactions contemplated hereby or thereby, or that might result, either individually or in the aggregate, in any material adverse change in the assets, business, properties, or financial condition of the Company, or in any material change in the current equity ownership of the Company.

     (i) OFFERING. Subject in part to the trust and accuracy of each Investor's representations set forth in this Agreement, the offer, sale and issuance of the Securities as contemplated by this Agreement are exempt from the registration requirements of the Securities Act, and neither the Company nor any agent on its behalf has solicited or will solicit any offers to sell or has offered to sell or will offer to sell all or any part of the Securities to any person or persons so as to bring the sale of such Securities by the Company within the registration provisions of the Securities Act or any state securities laws.

     (k) TITLE TO PROPERTIES AND ASSETS; LIENS, ETC. Except (i) as reflected in the Financial Statements, (ii) for liens for current taxes not yet delinquent,
(iii) for liens imposed by law and incurred in the ordinary course of business for obligations not past due to carriers, warehousemen, laborers, materialmen and the like, (iv) for liens in respect of pledges or deposits under workers' compensation laws or similar legislation or (v) for minor defects in title, none of which, individually or in the aggregate, materially interferes with the use of such property, the Company has good and marketable title to its property and assets free and clear of all mortgages, liens, claims and encumbrances. With respect to the property and assets it leases, the Company is in compliance with such leases and, to the best of the knowledge of the Company, holds a valid leasehold interest free of any liens, claims or encumbrances, subject to clauses
(i) - (v) above.

     (1) TAX RETURNS AND PAYMENTS. The Company has filed all tax returns (federal, state and local) as required by law, except where failure to do so would not have a material adverse effect upon the Company, taken as a whole. The Company has made adequate provisions on its books of account of all taxes, assessments, and governmental charges with respect to its business, properties and operations for such period. There is no pending dispute with any taxing authority relating to any of such returns, and the Company has no knowledge of any proposed liability for any tax to be imposed upon the properties or assets of the Company.

     (m) FINANCIAL STATEMENTS. The Company has made available to each Investor
(a) its audited balance sheet at December 31, 1998 and audited statement of income and cash flows for the twelve months ending December 31, 1998 and (b) its unaudited balance sheet as of March 31, 1999 (the "Statement Date") and unaudited consolidated statement of income and cash flows for the three month period ending on the Statement Date (collectively, the "Financial Statements"). The Financial Statements, together with the notes thereto, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated, except as disclosed therein, and present fairly the financial condition and position of the Company as of December 31, 1998 and the Statement Date; provided, however, that the unaudited financial statements are subject to normal recurring year-end audit adjustments (which are not expected to be material), and do not contain all footnotes required under generally accepted accounting principles.


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3. NO REGISTRATION. The Subscriber represents and warrants that the Subscriber has been advised that:

     (a) The Securities have not been registered under the Act, or under the securities laws of any U.S. state or foreign country and that the Securities must be held until the Securities are registered under the Act and applicable U.S. state securities laws or an exemption from such registration is available.

     (b) No federal or U.S. state agency, including the Securities and Exchange Commission, the Department of Corporations, or the securities commission or authorities of any other U.S. state or foreign jurisdiction has approved or disapproved the Securities, passed upon or endorsed the merits of the Offering or the accuracy or adequacy of the Memorandum, or made any finding or determination as to the fairness of the Securities or investment.

4. INDEMNIFICATION. The undersigned agrees to indemnify and hold harmless the Company and its officers, directors and affiliates and each other person, if any, who controls any thereof, within the meaning of Section 15 of the Act, against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all expenses reasonably incurred in investigating, preparing or defending against any litigation commenced or threatened or any claim whatsoever) arising out of or based upon any false representation or warranty or breach or failure by the undersigned to comply with any covenant or agreement made by the undersigned herein or in any other document furnished by the undersigned to any of the foregoing in connection with this transaction.

5. REJECTION OF SUBSCRIPTION. The Subscriber understands that the Company may, in its sole discretion, reject this subscription and, in the event that the Offering to which the Memorandum relates is oversubscribed, reduce this subscription in any amount and to any extent whether or not pro rata reductions are made of any other investor's subscription.

6. TERMINATION OF OFFERING. The Subscriber acknowledges and agrees that the Company may for any reason, at any time before the closing of the Offering and whether or not before or after acceptance of the Agreement, terminate the Offering and cause the escrow agent to refund to the Subscriber the purchase price of the Securities paid by the Subscriber without interest. The Subscriber also acknowledges and agrees that, if for any reason the Offering is terminated or does not close or if the Subscriber's subscription is rejected for any reason, the Subscriber shall have no claims against the Company, its directors and officers, stockholders, agents and affiliates and shall have no interest in the Company or in any property or assets of the Company.

7. ARBITRATION. The Subscriber agrees that any controversy between or among the Subscriber, the Company arising out of this Agreement, shall be submitted to arbitration in San Diego, California before the American Arbitration Association in accordance with its rules. Arbitration must be commenced by service upon the other party of a written demand for arbitration or a written notice of intention to arbitrate, therein electing the arbitration tribunal. In the event the Subscriber does not make such election within five (5) days of such demand or notice, the Subscriber authorizes the Company to do so on behalf of the Subscriber. The


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Subscriber acknowledges that arbitration is final and binding on the parties and that the Subscriber is waiving his right to seek remedies in court, including the right to jury trial. The Subscriber also acknowledges that pre-arbitration discovery is generally more limited than and different from court proceedings and that the arbitrators' award is not required to include factual findings or legal reasoning and any party's right to appeal or to seek modification of rulings by the arbitrators is strictly limited.

8. NO REVOCATION. The Subscriber agrees that the Subscriber may not cancel, terminate or revoke this Subscription Agreement or any agreement of the Subscriber made hereunder (except as otherwise specifically provided herein). This Subscription Agreement is not transferable or assignable by the undersigned except as may be provided herein; provided, however, that this Subscription Agreement shall survive the death or disability of the Subscriber and shall be binding upon the Subscriber's heirs, executors, administrators, successors and permitted assigns.

9. MARKET STAND-OFF. If requested by the Company or the representative of the underwriters of Common Stock (or other securities) of the Company, the undersigned agrees not to sell or otherwise transfer or dispose of any Securities or other securities of the Company held by the undersigned for a period not to exceed 180 days following the effective date of a registration statement of the Company or a successor to the Company filed under the Act.

10. GOVERNING LAW. This Subscription Agreement shall be enforced, governed and construed in all respects in accordance with the laws of the State of California.

11. ADDITIONAL INFORMATION. Within five days after receipt of a written request from the Company the Subscriber agrees to provide such information and to execute and deliver such documents as reasonably may be necessary to comply with any and all laws, regulations and ordinances to which the Company is subject.

12. COUNTERPARTS. This Subscription Agreement may be executed through the use of separate signature pages or in any number of counterparts, and each of such counterparts shall, for all purposes, constitute one agreement binding on all parties, notwithstanding that all parties are not signatories to the same counterpart.

13. ENTIRE AGREEMENT. This Subscription Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and may be amended only by a writing executed by all parties. Each provision of this Subscription Agreement is intended to be severable from every other provision, and the invalidity or illegality of any portion hereof shall not affect the validity or legality of the remainder hereof.


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The Subscriber hereby subscribes for tile following number of
Securities:_____________ shares of Series Preferred B Stock.

Enclosed herewith is the Subscriber's check or proof of wire transfer in the sum of $_____________, payable to NETPARTNERS INTERNET SOLUTIONS, INC. as payment for the subscribed Securities.

IN WITNESS WHEREOF, I hereby represent and warrant that I have read the Memorandum and this entire Subscription Agreement, and have executed this Subscription Agreement effective as of this __ day of _____________ 1999.



CORPORATE OR OTHER ENTITY:


-----------------------------------
      (Printed Name of Entity)

By:
   --------------------------------
     (Signature)


-----------------------------------
     (Name Printed)

Title:
      -----------------------------


-----------------------------------
(Street Address)


-----------------------------------
(City, State, Zip)


-----------------------------------
(Telephone Number)


ACCEPTED:

NetPartners Internet Solutions, Inc.
A Delaware corporation

By:
   --------------------------------

      Name:
           ------------------------

      Title:
            -----------------------


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                                    EXHIBIT A

                  AMENDED AND RESTATED STOCKHOLDERS' AGREEMENT

                      NETPARTNERS INTERNET SOLUTIONS, INC.


                   AMENDED AND RESTATED STOCKHOLDERS'AGREEMENT


                               DATED JUNE 11, 1999

     AMENDED AND RESTATED STOCKHOLDERS' AGREEMENT dated June 9, 1999, among (i) NETPARTNERS INTERNET SOLUTIONS, INC., a Delaware corporation (the "Corporation" or the "Company"), (ii) the holders of shares of Series A Preferred Stock, $.0l par value, of the Corporation (the "Series A Preferred Stock") listed on Annex I and the holders of shares of Series B Preferred Stock, $.0l par value, of the Corporation (the "Series B Preferred Stock") listed on Annex II (collectively the holders of the Series A Preferred Stock and the Series B Stock, the "Investors"), and (iii) the holders of shares of Common Stock, $.0l par value (the "Common Stock"), of the Corporation listed on Annex III (the "Founders").

     Each Investor owns the number of shares of Series A Preferred Stock or Series B Preferred Stock set forth opposite the name of such Investor on Annex I or Annex II, respectively. Each Founder owns the number of shares of Common Stock set forth opposite the name of such Founder on Annex III. The parties wish to provide for the terms with respect to certain matters regarding the relationship between the Corporation and its stockholders and among such stockholders. Accordingly, the parties agree as follows:

     Certain of the undersigned parties, who constitute the requisite parties necessary to amend that certain Stockholders' Agreement dated May 20, 1998 by and among the Company and the purchasers of the Series A Preferred Stock (the "Prior Agreement"), hereby agree that effective upon the date hereof, the Prior Agreement is null and void and superseded in its entirety by the rights and obligations set forth in this Amended and Restated Stockholders' Agreement, and any application of the rights contained in the Prior Agreement, including, but not limited to first offer, second offer, co-sale, preemption and amendment (including any notice requirements) set forth in Sections 3.2, 3.3, 4.1, and 5.4 of the Prior Agreement as to the issuance of the Company's Series B Preferred Stock under that certain Subscription Agreement dated of even date herewith between the Company and the holders of the Series B Preferred Stock are hereby waived.

                                    ARTICLE 1

                                   DEFINITIONS

     The following terms shall have the following meanings:

     "BOARD" means the Board of Directors of the Corporation.

     "EQUITY SECURITIES" means all shares of capital stock of the Corporation, all securities convertible into or exchangeable for shares of capital stock of the Corporation, and all options, warrants, and other rights to purchase or otherwise acquire from the Corporation shares of such capital stock, or securities convertible into or exchangeable for shares of such capital stock.

     "FOUNDER SHARES" shall mean shares of the Company's capital stock now owned or subsequently acquired by any Founder whether or not such securities are only registered in a Founder's name or beneficially or otherwise legally owned by such Founder, including any interest of a spouse in any of the Founder Shares, whether that interest is asserted pursuant to marital property laws or otherwise. The number of Founder Shares owned by each Founder as of


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

the date hereof is set forth on Annex III which Annex may be amended from time to time by the Company to reflect changes in the number of shares owned by the Founders, but the failure to so amend shall have no effect on such Founder Shares being subject to this Agreement.

     "INDEPENDENT INDIVIDUAL" means any individual who, at the time of consideration for nomination to the Board, (i) is not an officer, director, partner, employee, consultant, or stockholder of the Corporation or an Investor,
(ii) is not the spouse or a parent or lineal descendant of any such officer, director, partner, employee, consultant, or stockholder and (iii) has relevant experience in the industry in which the Corporation operates.

     "INVESTOR SHARES" means the shares of Series A Preferred Stock or Series B Preferred Stock now owned or subsequently acquired by the Investors or any Affiliate thereof, any shares of capital stock directly or indirectly issued upon conversion thereof, and any shares of capital stock issued on any of the foregoing as a stock dividend or upon any stock split or other subdivision of shares of capital stock. The number of shares of Series A Preferred Stock or Series B Preferred Stock owned by the Investors as of the date hereof is set forth on Annex I or Annex II, which Annexes may be amended from time to time to reflect changes in the number of shares owned by the Investors, but the failure to so amend shall have no effect on such Investor Shares being subject to this Agreement.

     "NEW SECURITIES" means all Equity Securities other than (i) up to 4,000,000 shares of Common Stock, and options therefor, reserved for issuance or grant under the 1998 Equity Incentive Plan of the Corporation; (ii) 250,000 shares of Common Stock issuable upon exercise of Common Stock Purchase Warrants issued to Edelson IV, L.P., (iii) the shares of Common Stock issuable upon conversion of any shares of Series A Preferred Stock or Series B Preferred Stock; (iv) shares of any class of capital stock issued on a pro rata basis to all holders of such class as a stock dividend or upon any stock split or other subdivision of shares of capital stock; (v) any shares of Common Stock issued in connection with any Qualified Public Offering; and (vi) any shares of Common Stock issued in connection with any acquisition or similar corporate transaction.

     "PRO RATA AMOUNT" means, with respect to any Stockholder, the quotient obtained by dividing (i) the number of shares of Common Stock held by such Stockholder by (ii) the aggregate number of shares of Common Stock held by all Stockholders, assuming in each case the conversion, exchange, or exercise of all Equity Securities that are not Common Stock.

     "QUALIFIED PUBLIC OFFERING" means any underwritten public offering for the account of the Corporation of Common Stock pursuant to a registration statement filed under the Securities Act of 1933 with aggregate proceeds (net of underwriting discounts and commissions) to the Corporation of not less than $20,000,000.

     "SHARES" means the Investor Shares and the Founder Shares.

     "STOCKHOLDERS" means the Investors and the Founders.

     "TERMINATION DATE" means the date of consummation of any Qualified Public Offering.


                                       2.

     "THIRD PARTY" means, with respect to any Founder, any person or entity that is not (i) a Founder, (ii) a spouse or lineal descendant or ancestor of a Founder, (iii) any trust or other entity for the benefit of any of the foregoing, or (iv) any trust or other entity created by any of the foregoing for the purpose of estate planning.

     "TRANSFER" means to sell, transfer, assign, or otherwise dispose of, either voluntarily or involuntarily and with or without consideration.

     "VOTING SHARES" means the shares of capital stock of the Corporation entitled to vote for the election of directors.

                                    ARTICLE 2

                          MATTERS RELATING TO THE BOARD

     2.1 Board Representation.

          (a) The Corporation and each Stockholder shall take such corporate actions as may be reasonably required to ensure that the number of directors constituting the Board is at all times six.

          (b) Subject to the terms of this Agreement:

               (i) The holders of a majority of all the Series A Preferred Stock shall be entitled to (A) nominate one individual for election to the Board to serve as director until his or her successor is elected and qualified, (B) propose the removal from the Board of any director nominated under the foregoing clause, and (C) nominate each successor to any director removed in accordance herewith;

               (ii) The holders of a majority of all the Series B Preferred Stock shall be entitled to (A) nominate one individual for election to the Board to serve as director until his or her successor is elected and qualified, (B) propose the removal from the Board of any director nominated under the foregoing clause, and (C) nominate each successor to any director removed in accordance herewith;

               (iii) the holders of a majority of all Common Stock shall be entitled (A) to nominate two individuals for election to the Board to serve as directors until their successors are elected and qualify; provided, however, that one such nominee shall at all times be the Chief Executive Officer of the Company, (B) to propose the removal from the Board of any director nominated under the foregoing clause, and (C) to nominate each successor to any director removed in accordance herewith;

               (iv) Two nominees shall be Independent Individuals, who shall be mutually acceptable to both (i) a majority in interest of the holders of the Common Stock, voting separately, and (ii) a majority in interest to the holders of the Investor Shares, voting separately;

               (v) If at any time there is no Independent Individual currently serving on the Board, then until as at least one Independent Individual is elected to the Board pursuant to


                                       3.

Section 2. 1 (b)(iv) herein, the holders of a majority of the Investor Shares shall be entitled to (A) nominate an individual, in addition to the right of such holders to nominate directors under Section 2.1(b)(i) and 2.1(b)(ii) herein, for election to the Board to serve as a director, (B) to propose the removal from the Board of any director nominated under the foregoing clause, and
(C) to nominate each successor to any director removed in accordance herewith;

          (c) Each nomination or any proposal to remove from the Board any director pursuant to paragraph (b) above shall be made by delivering to the Corporation a notice signed by the party or parties entitled to such nomination or proposal. As promptly as practicable after delivery of such notice, the Corporation shall take or cause to be taken such corporate actions as may be reasonably required to cause the election or removal proposed in such notice. Such corporate actions may include calling a meeting or soliciting a written consent of the Board, or calling a meeting or soliciting a written consent of the stockholders of the Corporation.

     2.2 VOTING AGREEMENT.

     Each Stockholder shall vote all Voting Shares held by such Stockholder in a manner that results in the election to the Board of all individuals nominated in accordance with Section 2.1(b) and for the removal from the Board of all directors proposed to be removed in accordance with Section 2.1(b). Each Stockholder shall use all reasonable efforts to cause each director nominated by such Stockholder to vote for the election to the Board of all individuals nominated in accordance with Section 2.1(b).

     2.3 BOARD MEETINGS, EXPENSES.

     The Company shall convene meetings of its Board not less frequently than quarterly. The Company shall reimburse the reasonable out-of-pocket expenses of directors incurred in connection with attending Board meetings.

                                    ARTICLE 3

                               TRANSFER OF SHARES

     3.1 LIMITATIONS ON TRANSFERS.

          (a) No Founder shall Transfer any Founder Shares, except that each Founder may Transfer Founder Shares (i) in accordance with Sections 3.2 and 3.3,
(ii) to any person who is not a Third Party, and (iii) each such transferee under this Section 3.1 may Transfer such Shares to any other person or entity that is not a Third Party with respect to such initial Founder. Upon such Transfer, the transferee shall be bound by the obligations, and entitled to the benefits of, this Agreement with respect to the transferred Shares in the same manner as the transferring Founder.

          (b) Any Transfer of Shares by any Founder not in accordance with paragraph (a) above shall be void.

     3.2 RIGHT OF FIRST OFFER AND SECOND OFFER.


                                       4.

          (a) If at any time any Founder (the "Offeror") proposes to Transfer any Shares to any Third Party, the Offeror shall, before such Transfer, deliver to the Corporation an offer (the "First Offer") to Transfer such Shares upon the terms set forth in this Section. The First Offer shall state that the Offeror proposes to Transfer Shares and specify the number of Shares (the "Offered Shares") and the terms (including purchase price) of the proposed Transfer. The First Offer shall remain open and irrevocable for a period of 15 days (the "First Offer Acceptance Period") from the date of its delivery. The Company may accept the First Offer by delivering to the Offeror a notice within the First Offer Acceptance Period, which notice shall state the number of Offered Shares the Company desires to purchase. If the number of Offered Shares exceeds the sum of those Offered Shares with respect to which the Company has exercised its rights under this Section, the Offeror shall deliver to the Investors an offer (the "Second Offer") to Transfer such excess number of Offered Shares upon the terms set forth in this Section. The Second Offer shall contain the same information as the First Offer, except that the Second Offer shall reduce the number of Offered Shares by the number of Offered Shares with respect to which the Company has exercised its rights under this Section. The Second Offer shall remain open and irrevocable for a period of 15 days (the "Second Offer Acceptance Period", and together with the First Offer Acceptance Period, the "Acceptance Period").

          (b) Each Investor may accept the Second Offer by delivering to the Offeror a notice within the Second Offer Acceptance Period, which notice shall state the number (the "Accepted Number") of Offered Shares such Investor desires to purchase. If the sum of all Accepted Numbers exceeds the number of Offered Shares available pursuant to the Second Offer, such Offered Shares shall be allocated among the Investors that delivered such notice pro rata such that each Investor shall have the right to purchase up to the number of shares of Common Stock equal to the product obtained by multiplying (i) the aggregate number of shares of Founder Shares covered by the Second Offer by (ii) a fraction of the numerator of which is the number of Investor Shares owned by such Investor at the time of the Transfer and the denominator of which is the total number of Investor Shares owned by Investors who have accepted the Second Offer at the time of the Transfer; provided, however, that each Investor shall not be required to purchase more than his or its Accepted Number of Offered Shares.

          (c) The Transfer of Offered Shares to the Company or the Investors, to the extent it or they exercised their rights under this Section, shall be made on a business day, as designated by the Offeror, not less than 10 and not more than 30 days after expiration of the Acceptance Period on those terms and conditions of the First Offer and the Second Offer not inconsistent with this Section.

          (d) If the number of Offered Shares exceeds the sum of those Offered Shares with respect to which the Company and the Investors exercised their rights under this Section, the Offeror may Transfer such excess or any portion thereof on the terms and conditions of the First Offer and the Second Offer to any Third Party within 90 days after expiration of the Acceptance Period. If such Transfer is not made within such 90-day period, the restrictions provided for in this Section shall again become effective.

     3.3 CO-SALE.


                                       5.

     If at any time any Founder (the "Seller") proposes to Transfer any Shares to any Third Party, the Seller shall, at least 30 days before such Transfer, deliver a notice (the "Sale Notice") to the Investors specifying the identity of the Third Party and disclosing in reasonable detail the terms and conditions of the proposed Transfer. Within 30 days after delivery of the Sale Notice, each Investor may elect to participate in the proposed Transfer by delivering to the Seller a notice specifying the Shares with respect to which such Investor exercises his or its right under this Section. Each such Investor shall be entitled to Transfer, at the price and on the terms applicable to the Transfer by the Seller, up to a number of shares of Common Stock equal to the product obtained by multiplying (i) the aggregate number of shares of Founder Shares covered by the Sale Notice (the "Co-Sale Shares") by (ii) a fraction the numerator of which is the number of Investor Shares owned by each such Investor at the time of the Transfer and the denominator of which is the total number of Founder Shares and Investor Shares at the time of the Transfer. If not all of the Investors elect to sell their pro rata share of the Founder Shares within said thirty (30) day period, then the Founder shall promptly notify in writing the Investors who do so elect and shall offer such Investors the additional right to participate pro rata in such sale. The Investors shall have five (5) days after receipt of such notice to notify the Founder of its election to sell all or a portion thereof of the unsubscribed shares.

     3.4 PROHIBITED TRANSFERS.

          (a) In the event that a Founder should Transfer any Founder Shares in contravention of the co-sale rights of each Investor under this Agreement (a "Prohibited Transfer"), each Investor, in addition to such other remedies as may be available at law, in equity or hereunder, shall have the put option provided below, and such Founder shall be bound by the applicable provisions of such option.

          (b) In the event of a Prohibited Transfer, each Investor shall have the right to sell to such Founder the type and number of shares of capital stock equal to the number of shares each Investor would have been entitled to transfer to the purchaser under Section 3.3 hereof had the Prohibited Transfer been effected pursuant to and in compliance with the terms hereof. Such sale shall be made on the following terms and conditions:

               (i) The price per share at which the shares are to be sold to the Founder shall be equal to the price per share paid by the purchaser to such Founder in such Prohibited Transfer. The Founder shall also reimburse each Investor for any and all fees and expenses, including legal fees and expenses, incurred pursuant to the exercise or the attempted exercise of the Investor's rights under this Section 3.4.

               (ii) Within ninety (90) days after the date on which an Investor received notice of the Prohibited Transfer or otherwise became aware of the Prohibited Transfer, such Investor shall, if exercising the option created hereby, deliver to the Founder the certificate or certificates representing shares to be sold, each certificate to be properly endorsed for transfer.

               (iii) Such Founder shall, upon receipt of the certificate or certificates for the shares to be sold by an Investor, pursuant to this Section 3.4, pay the aggregate purchase price therefor and the amount of reimbursable fees and expenses, as specified in Section 3.4(b)(i), in cash or by other means acceptable to the Investor.


                                       6.

               (iv) Notwithstanding the foregoing, any attempt by a Founder to transfer Founder Shares in violation of Article 3 hereof shall be voidable at the option of a majority in interest of the Investors if the Investors do not elect to exercise the put option set forth in this Section 3.4, and the Company agrees it will not effect such a transfer nor will it treat any alleged transferee as the holder of such shares without the written consent of a majority in interest of the Investors.

     3.5 INVESTOR RESTRICTION.

     No Investor shall Transfer any Shares to any entity or affiliate thereof that materially participates in a business that is competitive with the business of the Corporation. A business that is competitive with the business of the Corporation shall be any business that is primarily in the business of providing computer hardware or software that enables Internet screening and is designed for Internet blocking and monitoring on networked systems; provided, however that nothing in this Section 3.5 shall be interpreted to restrict the Investors' rights to Transfer Shares in connection with Article 3 or Article 4 hereof, provided further that nothing in this Section 3.5 shall be interpreted to restrict an Investor's ability to Transfer Shares in connection with any consolidation or merger of the Company.

                                    ARTICLE 4

                                PREEMPTIVE RIGHT

     4.1 PREEMPTIVE RIGHT.

          (a) If the Corporation proposes to offer New Securities to any person or entity at any time, the Corporation shall, before such offer, deliver to the Investors an offer (the "Offer') to issue the New Securities to them upon the terms set forth in this Section. The Offer shall state that the Corporation proposes to issue New Securities and specify their number and terms (including purchase price). The Offer shall remain open and irrevocable for a period of 20 days (the "Preemptive Period") from the date of its delivery.

          (b) Each Investor may accept the Offer by delivering to the Corporation a notice (the "Purchase Notice") within the Preemptive Period. The Purchase Notice shall state the number (the "Preemptive Number") of New Securities such Investor desires to purchase. If the sum of all Preemptive Numbers exceeds the number of New Securities, the New Securities shall be allocated among the Investors that delivered a Purchase Notice pro rata in accordance with their Pro rata Amounts; provided, however, that each Investor shall not be required to purchase the Preemptive Number of New Securities.

          (c) The issuance of New Securities to the Investors who delivered a Purchase Notice shall be made on a business day, as designated by the Corporation, not less than 10 and not more than 30 days after expiration of the Preemptive Period on those terms and conditions of the Offer not inconsistent with this Section.

          (d) If the number of New Securities exceeds the sum of all Preemptive Numbers, the Corporation may issue such excess or any portion thereof on the terms and conditions of the Offer to any person or entity within 90 days after expiration of the Preemptive


                                       7.

Period. If such issuance is not made within such 90-day period, the restrictions provided for in this Section shall again become effective.

                                    ARTICLE 5

                                  MISCELLANEOUS

     5.1 LEGEND ON STOCK CERTIFICATES.

     Each certificate representing Shares that are subject to this Agreement shall bear a legend substantially in the following form:

     "THE SALE, TRANSFER, ASSIGNMENT, PLEDGE, OR ENCUMBRANCE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE AND THE RIGHTS OF THE HOLDER OF SUCH SECURITIES IN RESPECT OF THE ELECTION OF DIRECTORS ARE SUBJECT TO AN AMENDED AND RESTATED STOCKHOLDERS' AGREEMENT DATED June ___, 1999, BETWEEN NETPARTNERS INTERNET SOLUTIONS, INC. AND ITS STOCKHOLDERS. COPIES OF SUCH AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF NETPARTNERS INTERNET SOLUTIONS, INC."

     5.2 SEVERABILITY; GOVERNING LAW.

     If any provision of this Agreement shall be determined to be illegal and unenforceable by any court of law, the remaining provisions shall be severable and enforceable in accordance with their terms. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware.

     5.3 ASSIGNMENTS, SUCCESSORS AND ASSIGNS.

     The rights of each party under this Agreement may not be assigned, except in connection with any Transfer of Shares by any Stockholder. This Agreement shall bind and inure to the benefit of the parties and their respective successors, permitted assigns, legal representatives and heirs.

     5.4 AMENDMENTS.

     This Agreement may only be modified or amended by an instrument in writing signed by the Corporation, the holders of at least 66-2/3% of all Founder Shares, and the holders of a majority of all Investor Shares, assuming the conversion, exchange, or exercise of all Equity Securities that are not Common Stock, provided, however, that no modification or amendment shall discriminate against any Stockholder without the consent of such Stockholder. This Section may only be amended with the consent of all parties to this Agreement.

     5.5 NOTICES.


                                       8.

     All notices, claims, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered or if sent by nationally-recognized overnight courier, by telecopy, or by registered or certified mail, return receipt requested and postage prepaid, addressed as follows:


     if to the Corporation:

          NetPartners Internet Solutions, Inc.
          9210 Sky Park Court
          San Diego, CA 92123
          Fax:       (619) 495-1950
          Telephone: (619) 505-3020
          Attention: Chief Executive Officer

     if to any Stockholder, to its or his address set forth on Annex 1, II or III, as the case may be,

or to such other address as the party to whom notice is to be given may have furnished to the other parties in writing in accordance herewith. Any such notice or communication shall be deemed to have been received (a) in the case of personal delivery, on the date of such delivery, (b) in the case of nationally-recognized overnight courier, on the next business day after the date when sent, (c) in the case of telecopy transmission, when received, and (d) in the case of mailing, on the third business day following that on which the piece of mail containing such communication is posted.

     5.6 HEADINGS.

     The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

     5.7 NOUNS AND PRONOUNS.

     Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of names and pronouns shall include the plural and vice versa.

     5.8 ENTIRE AGREEMENT.

     This Agreement contains the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings with respect to such subject matter.

     5.9 COUNTERPARTS.

     This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.


                                       9.

     5.10 TERMINATION.

     This Agreement shall terminate on the Termination Date.


                                      10.

        IN WITNESS WHEREOF, the parties have executed this Amended and Restated Registration Rights Agreement on the date first written above.

                                        NETPARTNERS INTERNET SOLUTIONS, INC.


                                        By:
                                           -------------------------------------
                                           John Carrington
                                           President and Chief Executive Officer


                                        FOUNDERS:


                                        ----------------------------------------
                                        Philip G. Trubey


                                        ----------------------------------------
                                        Janet A. McVeigh

                                        THE MORGAN STANLEY VENTURE
                                        PARTNERS ENTREPRENEUR FUND, L.P.

                                        By: Morgan Stanley Venture Partners III,
                                            L.L.C. its General Partner
                                        By: Morgan Stanley Venture Capital III,
                                            Inc. its Institutional Managing
                                            Member


                                        ----------------------------------------
                                        Name: Robert J. Loarie
                                        Title: Vice President


                                      17.

     IN WITNESS WHEREOF, the parties have executed this Amended and Restated Registration Rights Agreement on the date first written above.

                                        NETPARTNERS INTERNET SOLUTIONS, INC.


                                        By:
                                           -------------------------------------
                                           John Carrington
                                           President and Chief Executive Officer


                                        FOUNDERS:


                                        ----------------------------------------
                                        Philip G. Trubey


                                        ----------------------------------------
                                        Janet A. McVeigh

                                        THE MORGAN STANLEY VENTURE
                                        PARTNERS ENTREPRENEUR FUND, L.P.

                                        By: Morgan Stanley Venture Partners III,
                                            L.L.C. its General Partner
                                        By: Morgan Stanley Venture Capital III,
                                            Inc. its Institutional Managing
                                            Member


                                        ----------------------------------------
                                        Name:  Robert J. Loarie
                                        Title: Vice President


                                        [SERIES B INVESTORS]
                                        BY:  ALPS SYSTEM INTEGRATION CO., LTD


                                        ----------------------------------------
                                        Name:  Akira Okita
                                        Title:  President


                                      17.

                                        MORGAN STANLEY VENTURE INVESTORS
                                        III, L.P.

                                        By: Morgan Stanley Venture Partners III,
                                            L.L.C. its General Partner
                                        By: Morgan Stanley Venture Capital III,
                                            Inc. its Institutional Managing
                                            Member


                                        ----------------------------------------
                                        Name:  Robert J. Loarie
                                        Title: Vice President

                                        MORGAN STANLEY VENTURE PARTNERS
                                        III, L.P.
                                        By: Morgan Stanley Venture Partners
                                            III, L.L.C. its General Partner
                                        By: Morgan Stanley Venture Capital
                                            III, Inc. its Institutional Managing
                                            Member


                                        ----------------------------------------
                                        Name:  Robert J. Loarie
                                        Title:  Vice President

                                        EDELSON IV, L.P.


                                        ----------------------------------------
                                        Name:  Harry Edelson
                                        Title:  Partner


                                      17.

                                        CROSSPOINT VENTURE PARTNERS


                                        By:
                                           -------------------------------------
                                           Donald Milder
                                           General Partner


                                      17.

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Registration Rights Agreement on the date first written above.

                                        NETPARTNERS INTERNET SOLUTIONS, INC.


                                        By:
                                           -------------------------------------
                                           John Carrington
                                           President and Chief Executive Officer


                                        FOUNDERS:


                                        ----------------------------------------
                                        Philip G. Trubey


                                        ----------------------------------------
                                        Janet A. McVeigh

                                        THE MORGAN STANLEY VENTURE
                                        PARTNERS ENTREPRENEUR FUND, L.P.

                                        By: Morgan Stanley Venture Partners III,
                                            L.L.C. its General Partner
                                        By: Morgan Stanley Venture Capital III,
                                            Inc. its Institutional Managing
                                            Member


                                        ----------------------------------------
                                        Name:  Robert J. Loarie
                                        Title: Vice President


                                        [SERIES B INVESTORS]


                                        ----------------------------------------
                                        Company:  Forval Creative Inc.
                                        Name:  Kiyoshi Hayamizu
                                        Title:  President and CEO


                                      17.

                                       INVESTMENT ENTERPRISE PARTNERSHIP "NIF
                                       NEW TECHNOLOGY FUND `98"


                                       ----------------------------------------
                                       Company: Nippon Investment & Finance
                                                Co., Ltd.
                                       Name: Isao Oku
                                       Title: Director

                                       c/o Nippon Investment & Finance Co., Ltd.
                                       Daiwa Securities Kabutocho Building
                                       1-9 Kayabacho, 1-chome, Nihonbashi
                                       Chuo-Ku, Tokyo 103 Japan

                                       With copy to:

                                       Jim Timmins, Partner
                                       NIF Ventures USA, Inc.
                                       525 Market Street, Suite 3420
                                       San Francisco, CA  94105
                                       Phone: (415) 908-1888


                                       ----------------------------------------
                                       JIM TIMMINS


                                      17.

                                        CROSSPOINT VENTURE PARTNERS


                                        By:
                                           -------------------------------------
                                           Donald Milder
                                           General Partner


                                        BROBECK PHLEGER & HARRISON, LLP


                                        By:
                                           -------------------------------------
                                           Richard A. Fink
                                           Partner


                                      17.

                                                                         ANNEX I

                                    INVESTORS



                                                                    SHARES OF SERIES A
NAME                                                                 PREFERRED STOCK
----                                                                ------------------
Morgan Stanley Venture Partners III, L.P.                                2,708,484
Morgan Stanley Venture Investors III, L.P.                                 260,051
The Morgan Stanley Venture Partners Entrepreneur Fund, L.P.                117,885
3000 Sand Hill Road
Building 4, Suite 250
Menlo Park, CA 94025
Attn:  Robert J. Loarie

Edelson IV, L.P.                                                           617,284
300 Tice Boulevard
Woodcliff Lake, NJ 07675

                                                                        ANNEX II

                                    INVESTORS



                                                                    SHARES OF SERIES B
NAME                                                                 PREFERRED STOCK
----                                                                ------------------
Nippon Investment and Finance Company                                      133,666
Investment Enterprise Partnership                                          140,500
Investment Enterprise Partnership - New Technology Fund                    392,500
Jim Timmins                                                                  6,667
Edelson IV, L.P.                                                            66,666
Morgan Stanley Venture Partners                                            333,333
CrossPoint Venture Partners                                              1,910,000
Forval Creative, Inc.                                                      166,666
ALPS Electric, Inc.                                                        166,666
Brobeck Phleger & Harrison/Rick Fink                                        16,667
                                                                         ---------
TOTAL                                                                    3,333,331

                                                                       ANNEX III

                                    FOUNDERS



NAME                                            SHARES OF COMMON STOCK
----                                            ----------------------
Philip G. Trubey                                      3,500,000
Janet A. McVeigh                                      3,500,000

                                    EXHIBIT B

               AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT


Filed as Exhibit 10.1 to the Registration Statement.

                                    EXHIBIT C

                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

Filed as Exhibit 3.1 to the Registration Statement.